EXHIBIT 99.1

Fourth quarter 2021 Results
•Net income of $88.4 million, or $0.41 per common share
•Non-PPP loan balances increased $929.5 million or 4.4%
•Deposit balances decreased $313.7 million or 1.2%
•Recapture of provision for credit losses of $0.7 million

00

UMPQUA REPORTS FOURTH QUARTER AND FULL-YEAR 2021 RESULTS
$0.41	$88	12.94%	14.3%
Net earnings per diluted common share	Net income ($ in millions)	Return on average tangible common equity ("ROATCE")[1]	Total risk-based capital ratio (estimated)
0

CEO Commentary
"Umpqua's fourth quarter results round out an outstanding year for the bank that is particularly commendable given the ongoing challenges faced by our associates, customers, and communities" said Cort O'Haver, President and CEO. "Non-PPP (Paycheck Protection Program) loan growth of $930 million marks the highest quarterly growth in the bank's history, and it highlights the success of multi-year initiatives that are further evidenced through core commercial fee growth and a continued reduction of our total cost of deposits to just six basis points. The quarter's growth demonstrates our ability to keep our teams focused on organically expanding our franchise and creating shareholder value while meticulously planning for our previously announced combination with Columbia Banking System."
–Cort O’Haver, President and CEO of Umpqua Holdings Corporation

FOURTH QUARTER HIGHLIGHTS

Net Interest Income and NIM	•Net interest income decreased by $1.7 million on a quarter-to-quarter basis due to lower income related to PPP loan forgiveness as net interest income otherwise expanded.
•Net interest margin (NIM) of 3.15% was down six basis points from the prior period due to lower PPP fees. The impact was partially offset by higher average non-PPP loan balances and lower interest expense.

Non-Interest Income and Expense	•Non-interest income increased by $9.0 million due to higher net mortgage banking revenue of $9.0 million given a write-up of the mortgage servicing rights (MSR) asset.
•Non-interest expense increased by $16.0 million due to merger-related expenses of $15.2 million.

Credit Quality	•Net charge-offs remained low at 0.13% of average loans and leases (annualized).
•A recapture of the provision for credit losses of $0.7 million was recorded in the period as forecasted economic conditions improved.
•Non-performing assets to total assets remained at 0.17%, consistent with the prior period.

Capital	•Estimated total risk-based capital ratio of 14.3% and estimated Tier 1 risk-based capital ratio of 11.6%.
•Paid a quarterly cash dividend of $0.21 per common share on November 30, 2021 to shareholders of record as of November 19, 2021.

Other Notable Items	•Completed 15 planned store consolidations during the quarter, bringing total Next Gen 2.0 store consolidations to 34.
•$3.0 million in exit disposal costs related to store consolidations and back-office lease exits.

4Q21 KEY FINANCIAL DATA

PERFORMANCE METRICS		4Q21		3Q21		4Q20
Return on average assets		1.13%		1.40%		2.04%
Return on average tangible common equity		12.94%		15.88%		23.07%
Net interest margin		3.15%		3.21%		3.35%
Efficiency ratio - consolidated		63.10%		59.44%		58.82%
Loan to deposit ratio		84.80%		81.65%		88.45%

INCOME STATEMENT ($ in 000s, excl. per share data)		4Q21		3Q21		4Q20
Net interest income		$233,379		$235,074		$234,907
(Recapture) provision for credit losses		($736)		($18,919)		$29
Non-interest income		$82,738		$73,705		$123,960
Non-interest expense		$199,711		$183,753		$211,312
Earnings per common share - diluted		$0.41		$0.49		$0.68
Dividends paid per share		$0.21		$0.21		$0.21

BALANCE SHEET		4Q21		3Q21		4Q20
Total assets	$30.6	B	$30.9	B	$29.2	B
Loans and leases	$22.6	B	$22.0	B	$21.8	B
Total deposits	$26.6	B	$26.9	B	$24.6	B
Tangible book value per common share[1]		$12.65		$12.52		$12.21
Book value per common share		$12.69		$12.57		$12.28

Umpqua Holdings Corporation Contact:
Jacquelynne "Jacque" Bohlen, SVP/Investor Relations Director, 503-727-4117, jacquebohlen@umpquabank.com
1 "Non-GAAP" financial measures. A reconciliation to the comparable GAAP measurement is provided on page 4

Umpqua Reports Fourth Quarter and Full-Year 2021 Results
January 19, 2022

Balance Sheet
Total consolidated assets were $30.6 billion as of December 31, 2021, compared to $30.9 billion as of September 30, 2021 and $29.2 billion as of December 31, 2020. Including secured off-balance sheet lines of credit, total available liquidity was $15.3 billion as of December 31, 2021, representing 50% of total assets and 58% of total deposits.

Gross loans and leases were $22.6 billion as of December 31, 2021, an increase of $583.2 million from $22.0 billion as of September 30, 2021. The increase is primarily due to balanced, non-PPP loan growth of $929.5 million that substantially offset a $346.3 million decline in PPP balances as related loan forgiveness continued. Please refer to the additional loan tables in the Q4 2021 Earnings Presentation for select underwriting characteristics of the loan portfolio.

Total deposits were $26.6 billion as of December 31, 2021, a decrease of $313.7 million from $26.9 billion as of September 30, 2021. This decrease was primarily attributable to anticipated outflows related to the April 2021 sale of Umpqua Investments, a continued decline in personal certificates of deposit balances, and normal seasonal trends related to customer tax and escrow payments.

Net Interest Income
Net interest income was $233.4 million for the fourth quarter of 2021, down $1.7 million from the prior quarter. The decrease is due to a $5.9 million reduction in PPP-related fee income accreted into interest income, with the effect partially offset by higher non-PPP loan income and higher investment securities income due to higher average balances in the quarter and a reduction in the cost of interest-bearing deposits.

The Company’s net interest margin was 3.15% for the fourth quarter of 2021, down 6 basis points from 3.21% for the third quarter of 2021. The decrease is attributable to the aforementioned decline in PPP-related fees. Please refer to the Q4 2021 Earnings Presentation for additional net interest margin change details and interest rate sensitivity information.

Credit Quality
The allowance for credit losses was $261.2 million, or 1.16% of loans and leases, as of December 31, 2021, which was down from $269.3 million, or 1.23% of loans and leases, as of September 30, 2021. The recapture of provision for credit losses was $0.7 million for the fourth quarter of 2021, compared to a recapture of $18.9 million for the third quarter of 2021. The current quarter's modest recapture of provision reflects improvement in economic forecasts used in credit models that was largely offset by allowance requirements for new loan generation.

Net charge-offs as a percentage of average loans and leases increased by two basis points from the prior quarter to 0.13% of average loans and leases for the fourth quarter of 2021 (annualized). Net charge-off activity within the FinPac portfolio remained below its historical average for the second consecutive quarter. As of December 31, 2021, non-performing assets were 0.17% of total assets, compared to 0.17% as of September 30, 2021 and 0.24% as of December 31, 2020.

Current Expected Credit Loss (CECL)
On January 1, 2020, we adopted Accounting Standards Update No. 2016-13, Financial Instruments —Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments ("CECL"). In applying CECL, we use credit models that factor in economic forecasts to project life of loan performance. At the beginning of the COVID-19 pandemic, economic forecasts projected significant, negative COVID-19 related impacts to the economy; therefore we recorded significant provisions for credit losses in the first and second quarters of 2020. As those future economic forecasts stabilized as well as incorporating loan mix changes, we recorded a recapture of $0.7 million of the allowance for credit losses in the current period.

Umpqua Reports Fourth Quarter and Full-Year 2021 Results
January 19, 2022

Non-interest Income
Non-interest income was $82.7 million for the fourth quarter of 2021, up $9.0 million from the prior quarter and driven primarily by the increase in net mortgage banking revenue. As detailed in our segment disclosures, non-interest income for the Core Banking segment includes a fair value loss of $3.4 million for the fourth quarter of 2021, driven by an increase in long-term interest rates and their effect on fair value adjustments related to investment securities, swap derivatives, and loans carried at fair value. This compares to a fair value gain of $4.5 million in the third quarter of 2021, and the $8.0 million decline in fair value change between periods from these specific items was primarily driven by a $6.1 million decline in fair value change for loans carried at fair value, which is captured in other income. Please refer to the Q4 2021 Earnings Presentation for additional details related to other non-interest income.

Revenue from the origination and sale of residential mortgages was $23.6 million for the fourth quarter of 2021, a decrease of $6.7 million from the prior quarter. This decline reflects a sequential quarter decrease of $116.0 million or 11.8% in for-sale mortgage origination volume given anticipated seasonal trends and a decrease of 36 basis points in the home lending gain on sale margin to 2.71% for the fourth quarter of 2021 due to a seasonal decline in the locked pipeline. Interest rate movements favorably impacted valuation of the MSR asset, resulting in a net write-up during the quarter of $10.1 million, which includes a $15.4 million fair value gain related to model inputs. Of the current quarter’s mortgage production, 54% related to purchase activity, compared to 61% for the prior quarter and 48% for the same period in the prior year.

Non-interest Expense
Non-interest expense was $199.7 million for the fourth quarter of 2021, an increase of $16.0 million from the prior quarter level. The current quarter includes $15.2 million in merger-related expenses and $3.0 million in exit and disposal costs related to store consolidations and back-office lease exits. Please refer to the Q4 2021 Earnings Presentation for quarterly expense change details.

Capital
As of December 31, 2021, the Company’s book value per common share increased to $12.69 from $12.57 in the prior quarter, and its tangible book value per common share2 increased to $12.65 from $12.52 in the prior quarter.

The Company’s estimated total capital to risk-weighted assets ratio was 14.3% and its estimated Tier 1 capital to risk-weighted assets ratio was 11.6% as of December 31, 2021. The Company remains above current “well-capitalized” regulatory minimums. The regulatory capital ratios as of December 31, 2021 are estimates, pending completion and filing of the Company’s regulatory reports.

Segment Disclosures
Segment disclosures on pages 19, 20 and 21 of this press release provide additional detail on the Company's two operating segments: Core Banking and Mortgage Banking.

The Core Banking segment includes all lines of business, except Mortgage Banking, including wholesale, retail, wealth management, as well as the operations, technology, and administrative functions of the Bank and Holding Company. The Mortgage Banking segment includes the revenue earned from the production and sale of residential real estate loans, the servicing income from our serviced loan portfolio, the quarterly changes to the mortgage servicing rights (MSR) asset, and the specific expenses that are related to mortgage banking activities including variable commission expenses. Revenue and related expenses for residential real estate loans held for investment are included in the Core Banking segment as portfolio loans are an anchor product for our consumer channels and are originated through a variety of channels throughout the Company.

2 "Non-GAAP" financial measure. A reconciliation to the comparable GAAP measurement is provided on page 4

Umpqua Reports Fourth Quarter and Full-Year 2021 Results
January 19, 2022

Non-GAAP Financial Measures
In addition to results presented in accordance with generally accepted accounting principles in the United States of America (GAAP), this press release contains certain non-GAAP financial measures. The Company believes that these non-GAAP financial measures provide investors with information useful in understanding the Company’s financial performance; however, readers of this document are urged to review these non-GAAP financial measures in conjunction with the GAAP results as reported.

Management believes tangible common equity and the tangible common equity ratio are useful measures of capital adequacy because they provide a meaningful base for period-to-period and company-to-company comparisons, which management believes will assist investors in assessing the capital of the Company and the ability to absorb potential losses. Tangible common equity is calculated as total shareholders' equity less goodwill and other intangible assets, net (excluding MSRs). Tangible assets are total assets less goodwill and other intangible assets, net (excluding MSRs).  The tangible common equity ratio is calculated as tangible common shareholders’ equity divided by tangible assets.

The following table provides reconciliations of ending shareholders’ equity (GAAP) to ending tangible common equity (non-GAAP), and ending assets (GAAP) to ending tangible assets (non-GAAP).

(Dollars in thousands, except per share data)	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020
Total shareholders' equity	$2,749,270	$2,722,379	$2,766,316	$2,681,869	$2,704,577
Subtract:
Goodwill	—	—	—	2,715	2,715
Other intangible assets, net	8,840	9,970	11,100	12,230	13,360
Tangible common shareholders' equity	$2,740,430	$2,712,409	$2,755,216	$2,666,924	$2,688,502
Total assets	$30,640,936	$30,891,479	$30,284,965	$30,036,680	$29,235,175
Subtract:
Goodwill	—	—	—	2,715	2,715
Other intangible assets, net	8,840	9,970	11,100	12,230	13,360
Tangible assets	$30,632,096	$30,881,509	$30,273,865	$30,021,735	$29,219,100
Common shares outstanding at period end	216,626	216,622	220,626	220,491	220,226

Total shareholders' equity to total assets ratio	8.97%	8.81%	9.13%	8.93%	9.25%
Tangible common equity ratio	8.95%	8.78%	9.10%	8.88%	9.20%
Book value per common share	$12.69	$12.57	$12.54	$12.16	$12.28
Tangible book value per common share	$12.65	$12.52	$12.49	$12.10	$12.21

Umpqua Reports Fourth Quarter and Full-Year 2021 Results
January 19, 2022

About Umpqua Holdings Corporation
Umpqua Holdings Corporation (NASDAQ: UMPQ) is the parent company of Umpqua Bank, an Oregon-based bank recognized for its entrepreneurial approach, innovative customer experience, and distinctive banking solutions. Umpqua Bank has locations across Oregon, Washington, California, Idaho and Nevada. Umpqua Holdings Corporation is headquartered in Portland, Oregon. Umpqua Bank has been recognized for its innovative customer experience and banking strategy by national publications including The Wall Street Journal, The New York Times, BusinessWeek, Fast Company and CNBC. The company has been recognized for eight years in a row on FORTUNE magazine's list of the country's "100 Best Companies to Work For," and was recently named by The Portland Business Journal the Most Admired Financial Services Company in Oregon for the sixteenth consecutive year. In addition to its retail banking presence, Umpqua Bank also owns Financial Pacific Leasing, Inc., a nationally recognized commercial finance company that provides equipment leases to businesses. For more information, visit www.umpquabank.com.

Earnings Conference Call Information
The Company will host its fourth quarter 2021 earnings conference call on Thursday, January 20, 2022, at 10:00 a.m. PT (1:00 p.m. ET). During the call, the Company will provide an update on recent activities and discuss its fourth quarter and full year 2021 financial results. There will be a live question-and-answer session following the presentation. To join the call, please dial (866) 440-7407 ten minutes prior to the start time and enter conference ID: 3384189. A re-broadcast will be available approximately two hours after the call by dialing (855) 859-2056 and entering conference ID 3384189. The earnings conference call will also be available as an audio cast, which can be accessed on the Company’s investor relations page at https://www.umpquabank.com/investor-relations/.

Forward-Looking Statements
This press release includes forward-looking statements within the meaning of the "Safe-Harbor" provisions of the Private Securities Litigation Reform Act of 1995, which management believes are a benefit to shareholders. These statements are necessarily subject to risk and uncertainty and actual results could differ materially due to various risk factors, including those set forth from time to time in our filings with the SEC. You should not place undue reliance on forward-looking statements and we undertake no obligation to update any such statements. Forward-looking statements can be identified by words such as "anticipates," "intends," "plans," "seeks," "believes," "estimates," "expects," "target," "projects," "outlook," "forecast," "will," "may," "could," "should," "can" and similar references to future periods. In this press release we make forward-looking statements about strategic and growth initiatives. Risks that could cause results to differ from forward-looking statements we make are set forth in our filings with the SEC and include, without limitation: current and future economic and market conditions, including the effects of declines in housing and commercial real estate prices, high unemployment rates, and any slowdown in economic growth particularly in the western United States; the effect of the COVID-19 pandemic, including on our credit quality, deferral programs, and business operations, as well as its impact on general economic and financial market conditions; economic forecast variables that are either materially worse or better than end of quarter projections and deterioration in the economy that exceeds current consensus estimates; our ability to effectively manage problem credits; our ability to successfully implement efficiency and operational excellence initiatives; our ability to successfully develop and market new products and technology; changes in laws or regulations; the ability to complete, or any delays in completing, the proposed transaction between us and Columbia Banking System, Inc.; any failure to realize the anticipated benefits of the transaction when expected or at all; certain restrictions during the pendency of the proposed transaction that may impact our ability to pursue certain business opportunities or strategic transactions; the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events, diversion of management’s attention from ongoing business operations and opportunities; and potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the transaction. We also caution that the amount and timing of any future common stock dividends or repurchases will depend on the earnings, cash requirements and financial condition of the Company, market conditions, capital requirements, applicable law and regulations (including federal securities laws and federal banking regulations), and other factors deemed relevant by the Company's Board of Directors, and may be subject to regulatory approval or conditions.

Umpqua Reports Fourth Quarter and Full-Year 2021 Results
January 19, 2022

Umpqua Holdings Corporation
Consolidated Statements of Operations
(Unaudited)

	Quarter Ended					% Change
(In thousands, except per share data)	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020	Seq. Quarter	Year over Year
Interest income:
Loans and leases	$221,501	$224,403	$223,470	$221,141	$240,815	(1)%	(8)%
Interest and dividends on investments:
Taxable	16,566	16,102	14,619	13,112	11,951	3%	39%
Exempt from federal income tax	1,456	1,470	1,487	1,534	1,523	(1)%	(4)%
Dividends	102	213	405	598	659	(52)%	(85)%
Temporary investments and interest bearing deposits	1,229	1,237	774	624	531	(1)%	131%
Total interest income	240,854	243,425	240,755	237,009	255,479	(1)%	(6)%
Interest expense:
Deposits	4,357	5,100	7,016	10,678	14,567	(15)%	(70)%
Securities sold under agreement to repurchase and federal funds purchased	48	88	68	76	93	(45)%	(48)%
Borrowings	51	149	866	1,772	2,765	(66)%	(98)%
Junior subordinated debentures	3,019	3,014	3,042	3,052	3,147	0%	(4)%
Total interest expense	7,475	8,351	10,992	15,578	20,572	(10)%	(64)%
Net interest income	233,379	235,074	229,763	221,431	234,907	(1)%	(1)%
(Recapture) provision for credit losses	(736)	(18,919)	(22,996)	—	29	(96)%	nm
Non-interest income:
Service charges on deposits	11,188	10,941	10,310	9,647	10,202	2%	10%
Card-based fees	9,355	9,111	10,274	7,374	7,754	3%	21%
Brokerage revenue	31	31	1,135	3,915	4,093	0%	(99)%
Residential mortgage banking revenue, net	43,185	34,150	44,443	65,033	79,028	26%	(45)%
Gain on sale of debt securities, net	4	—	—	4	—	nm	nm
(Loss) gain on equity securities, net	(466)	(343)	4	(706)	(173)	36%	169%
Gain on loan and lease sales, net	4,816	4,208	5,318	1,373	3,374	14%	43%
BOLI income	2,101	2,038	2,092	2,071	2,067	3%	2%
Other income	12,524	13,569	17,499	20,089	17,615	(8)%	(29)%
Total non-interest income	82,738	73,705	91,075	108,800	123,960	12%	(33)%
Non-interest expense:
Salaries and employee benefits	117,477	117,636	121,573	124,134	132,460	0%	(11)%
Occupancy and equipment, net	34,310	33,944	34,657	34,635	41,758	1%	(18)%
Intangible amortization	1,130	1,130	1,130	1,130	1,246	0%	(9)%
FDIC assessments	2,896	2,136	1,607	2,599	3,014	36%	(4)%
Merger related expenses	15,183	—	—	—	—	nm	nm
Other expenses	28,715	28,907	30,433	25,094	32,834	(1)%	(13)%
Total non-interest expense	199,711	183,753	189,400	187,592	211,312	9%	(5)%
Income before provision for income taxes	117,142	143,945	154,434	142,639	147,526	(19)%	(21)%
Provision (benefit) for income taxes	28,788	35,879	38,291	34,902	(3,204)	(20)%	nm
Net income	$88,354	$108,066	$116,143	$107,737	$150,730	(18)%	(41)%

Weighted average basic shares outstanding	216,624	218,416	220,593	220,367	220,225	(1)%	(2)%
Weighted average diluted shares outstanding	217,356	218,978	221,022	220,891	220,663	(1)%	(1)%
Earnings per common share – basic	$0.41	$0.49	$0.53	$0.49	$0.68	(16)%	(40)%
Earnings per common share – diluted	$0.41	$0.49	$0.53	$0.49	$0.68	(16)%	(40)%

nm = not meaningful

Umpqua Reports Fourth Quarter and Full-Year 2021 Results
January 19, 2022

Umpqua Holdings Corporation
Consolidated Statements of Operations
(Unaudited)

	Year Ended		% Change
(In thousands, except per share data)	Dec 31, 2021	Dec 31, 2020	Year over Year
Interest income:
Loans and leases	$890,515	$951,439	(6)%
Interest and dividends on investments:
Taxable	60,399	47,739	27%
Exempt from federal income tax	5,947	6,095	(2)%
Dividends	1,318	2,615	(50)%
Temporary investments and interest bearing deposits	3,864	4,739	(18)%
Total interest income	962,043	1,012,627	(5)%
Interest expense:
Deposits	27,151	100,200	(73)%
Securities sold under agreement to repurchase and federal funds purchased	280	766	(63)%
Borrowings	2,838	13,921	(80)%
Junior subordinated debentures	12,127	15,221	(20)%
Total interest expense	42,396	130,108	(67)%
Net interest income	919,647	882,519	4%
(Recapture) provision for credit losses	(42,651)	204,861	(121)%
Non-interest income:
Service charges on deposits	42,086	40,838	3%
Card-based fees	36,114	28,190	28%
Brokerage revenue	5,112	15,599	(67)%
Residential mortgage banking revenue, net	186,811	270,822	(31)%
Gain on sale of debt securities, net	8	190	(96)%
(Loss) gain on equity securities, net	(1,511)	769	(296)%
Gain on loan and lease sales, net	15,715	6,707	134%
BOLI income	8,302	8,399	(1)%
Other income	63,681	40,495	57%
Total non-interest income	356,318	412,009	(14)%
Non-interest expense:
Salaries and employee benefits	480,820	479,247	0%
Occupancy and equipment, net	137,546	151,650	(9)%
Intangible amortization	4,520	4,986	(9)%
FDIC assessments	9,238	12,516	(26)%
Merger related expenses	15,183	—	nm
Goodwill impairment	—	1,784,936	nm
Other expenses	113,149	112,752	0%
Total non-interest expense	760,456	2,546,087	(70)%
Income (loss) before provision for income taxes	558,160	(1,456,420)	(138)%
Provision for income taxes	137,860	67,000	106%
Net income (loss)	$420,300	$(1,523,420)	(128)%

Weighted average basic shares outstanding	219,032	220,218	(1)%
Weighted average diluted shares outstanding	219,581	220,218	0%
Earnings per common share – basic	$1.92	$(6.92)	(128)%
Earnings per common share – diluted	$1.91	$(6.92)	(128)%

nm = not meaningful

Umpqua Reports Fourth Quarter and Full-Year 2021 Results
January 19, 2022

Umpqua Holdings Corporation Consolidated Balance Sheets
(Unaudited)

						% Change
(In thousands, except per share data)	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020	Seq. Quarter	Year over Year
Assets:
Cash and due from banks	$222,015	$395,555	$397,526	$379,361	$370,219	(44)%	(40)%
Interest bearing cash and temporary investments	2,539,606	3,349,034	2,688,285	2,861,820	2,202,962	(24)%	15%
Investment securities:
Equity and other, at fair value	81,214	81,575	82,099	82,771	83,077	0%	(2)%
Available for sale, at fair value	3,870,435	3,723,171	3,473,950	3,167,825	2,932,558	4%	32%
Held to maturity, at amortized cost	2,744	2,795	2,876	2,954	3,034	(2)%	(10)%
Loans held for sale	353,105	352,466	429,052	376,481	766,225	0%	(54)%
Loans and leases	22,553,180	21,969,940	22,143,739	22,160,860	21,779,367	3%	4%
Allowance for credit losses on loans and leases	(248,412)	(257,560)	(279,887)	(311,283)	(328,401)	(4)%	(24)%
Net loans and leases	22,304,768	21,712,380	21,863,852	21,849,577	21,450,966	3%	4%
Restricted equity securities	10,916	10,946	15,247	22,057	41,666	0%	(74)%
Premises and equipment, net	171,125	172,624	172,546	176,571	178,050	(1)%	(4)%
Operating lease right-of-use assets	82,366	88,379	95,030	100,643	104,937	(7)%	(22)%
Goodwill	—	—	—	2,715	2,715	nm	nm
Other intangible assets, net	8,840	9,970	11,100	12,230	13,360	(11)%	(34)%
Residential mortgage servicing rights, at fair value	123,615	105,834	102,699	100,413	92,907	17%	33%
Bank owned life insurance	327,745	325,646	324,998	322,867	323,470	1%	1%
Deferred tax asset, net	—	8,402	—	10,905	—	nm	nm
Other assets	542,442	552,702	625,705	567,490	669,029	(2)%	(19)%
Total assets	$30,640,936	$30,891,479	$30,284,965	$30,036,680	$29,235,175	(1)%	5%
Liabilities:
Deposits	$26,594,685	$26,908,397	$26,153,553	$25,886,833	$24,622,201	(1)%	8%
Securities sold under agreements to repurchase	492,247	467,760	480,302	420,402	375,384	5%	31%
Borrowings	6,329	6,367	111,405	281,444	771,482	(1)%	(99)%
Junior subordinated debentures, at fair value	293,081	299,508	287,723	281,580	255,217	(2)%	15%
Junior subordinated debentures, at amortized cost	88,041	88,098	88,155	88,212	88,268	0%	0%
Operating lease liabilities	95,427	100,557	106,195	109,014	113,593	(5)%	(16)%
Deferred tax liability, net	4,353	—	2,497	—	5,441	nm	(20)%
Other liabilities	317,503	298,413	288,819	287,326	299,012	6%	6%
Total liabilities	27,891,666	28,169,100	27,518,649	27,354,811	26,530,598	(1)%	5%
Shareholders' equity:
Common stock	3,444,849	3,442,085	3,517,641	3,515,248	3,514,599	0%	(2)%
Accumulated deficit	(697,338)	(739,915)	(801,954)	(871,511)	(932,767)	(6)%	(25)%
Accumulated other comprehensive income	1,759	20,209	50,629	38,132	122,745	(91)%	(99)%
Total shareholders' equity	2,749,270	2,722,379	2,766,316	2,681,869	2,704,577	1%	2%
Total liabilities and shareholders' equity	$30,640,936	$30,891,479	$30,284,965	$30,036,680	$29,235,175	(1)%	5%

Common shares outstanding at period end	216,626	216,622	220,626	220,491	220,226	0%	(2)%
Book value per common share	$12.69	$12.57	$12.54	$12.16	$12.28	1%	3%
Tangible book value per common share	$12.65	$12.52	$12.49	$12.10	$12.21	1%	4%
Tangible equity - common	$2,740,430	$2,712,409	$2,755,216	$2,666,924	$2,688,502	1%	2%
Tangible common equity to tangible assets	8.95%	8.78%	9.10%	8.88%	9.20%	0.17	(0.25)

Umpqua Reports Fourth Quarter and Full-Year 2021 Results
January 19, 2022

Umpqua Holdings Corporation
Loan & Lease Portfolio
(Unaudited)

(Dollars in thousands)	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020	% Change
	Amount	Amount	Amount	Amount	Amount	Seq. Quarter	Year over Year
Loans and leases:
Commercial real estate:
Non-owner occupied term, net	$3,786,887	$3,561,764	$3,580,386	$3,455,773	$3,505,802	6%	8%
Owner occupied term, net	2,332,422	2,330,338	2,398,326	2,358,169	2,333,945	0%	0%
Multifamily, net	4,051,202	3,813,024	3,553,704	3,421,320	3,349,196	6%	21%
Construction & development, net	890,338	882,778	857,866	876,297	828,478	1%	7%
Residential development, net	206,990	177,148	193,904	190,841	192,761	17%	7%
Commercial:
Term, net (1)	3,008,473	3,159,466	3,748,269	4,350,763	4,024,467	(5)%	(25)%
Lines of credit & other, net	910,733	930,350	908,518	825,162	862,760	(2)%	6%
Leases & equipment finance, net	1,467,676	1,457,248	1,437,372	1,420,977	1,456,630	1%	1%
Residential:
Mortgage, net	4,517,266	4,330,860	4,145,432	3,958,644	3,871,906	4%	17%
Home equity loans & lines, net	1,197,170	1,133,823	1,118,278	1,097,168	1,136,064	6%	5%
Consumer & other, net	184,023	193,141	201,684	205,746	217,358	(5)%	(15)%
Total loans and leases, net of deferred fees and costs	$22,553,180	$21,969,940	$22,143,739	$22,160,860	$21,779,367	3%	4%

(1)The Bank participates in the Payroll Protection Program to originate SBA loans designated to help businesses maintain their workforce and cover other working capital needs during the COVID-19 pandemic. The Commercial Term loans in the table above include the following net PPP loan balances:.

Net PPP loan balance	$380,440	$726,737	$1,380,212	$2,047,793	$1,750,211	(48)%	(78)%

Loan and leases mix:
Commercial real estate:
Non-owner occupied term, net	17%	16%	16%	15%	16%
Owner occupied term, net	10%	11%	11%	11%	11%
Multifamily, net	18%	17%	16%	15%	15%
Construction & development, net	4%	4%	4%	4%	4%
Residential development, net	1%	1%	1%	1%	1%
Commercial:
Term, net	13%	14%	17%	20%	18%
Lines of credit & other, net	4%	4%	4%	4%	4%
Leases & equipment finance, net	7%	7%	6%	6%	7%
Residential:
Mortgage, net	20%	20%	19%	18%	18%
Home equity loans & lines, net	5%	5%	5%	5%	5%
Consumer & other, net	1%	1%	1%	1%	1%
Total	100%	100%	100%	100%	100%

Umpqua Reports Fourth Quarter and Full-Year 2021 Results
January 19, 2022

Umpqua Holdings Corporation
Deposits by Type/Core Deposits
(Unaudited)

(Dollars in thousands)	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020	% Change
	Amount	Amount	Amount	Amount	Amount	Seq. Quarter	Year over Year
Deposits:
Demand, non-interest bearing	$11,023,724	$11,121,127	$10,718,921	$10,500,482	$9,632,773	(1)%	14%
Demand, interest bearing	3,774,937	3,758,019	3,466,251	3,244,624	3,051,487	0%	24%
Money market	7,611,718	7,780,442	7,559,621	7,554,798	7,173,920	(2)%	6%
Savings	2,375,723	2,325,929	2,221,524	2,109,211	1,912,752	2%	24%
Time	1,808,583	1,922,880	2,187,236	2,477,718	2,851,269	(6)%	(37)%
Total	$26,594,685	$26,908,397	$26,153,553	$25,886,833	$24,622,201	(1)%	8%

Total core deposits (1)	$25,964,358	$26,029,814	$25,122,851	$24,740,621	$23,298,561	0%	11%

Deposit mix:
Demand, non-interest bearing	41%	41%	41%	41%	39%
Demand, interest bearing	14%	14%	13%	12%	12%
Money market	29%	29%	29%	29%	29%
Savings	9%	9%	9%	8%	8%
Time	7%	7%	8%	10%	12%
Total	100%	100%	100%	100%	100%

Number of open accounts:
Demand, non-interest bearing	428,181	425,337	424,626	422,792	420,050
Demand, interest bearing	66,010	70,749	71,411	72,156	72,811
Money market	57,222	57,794	58,289	58,409	58,609
Savings	160,449	161,698	161,902	161,432	160,192
Time	35,665	37,172	39,560	43,637	48,292
Total	747,527	752,750	755,788	758,426	759,954

Average balance per account:
Demand, non-interest bearing	$25.7	$26.1	$25.2	$24.8	$22.9
Demand, interest bearing	57.2	53.1	48.5	45.0	41.9
Money market	133.0	134.6	129.7	129.3	122.4
Savings	14.8	14.4	13.7	13.1	11.9
Time	50.7	51.7	55.3	56.8	59.0
Total	$35.6	$35.7	$34.6	$34.1	$32.4

(1) Core deposits are defined as total deposits less time deposits greater than $250,000 and all brokered deposits.

Umpqua Reports Fourth Quarter and Full-Year 2021 Results
January 19, 2022

Umpqua Holdings Corporation
Credit Quality – Non-performing Assets
(Unaudited)
	Quarter Ended					% Change
(Dollars in thousands)	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020	Seq. Quarter	Year over Year
Non-performing assets:
Loans and leases on non-accrual status	$18,865	$24,152	$20,673	$29,216	$31,076	(22)%	(39)%
Loans and leases past due 90+ days and accruing	32,336	27,490	29,144	25,612	36,361	18%	(11)%
Total non-performing loans and leases	51,201	51,642	49,817	54,828	67,437	(1)%	(24)%
Other real estate owned	1,868	1,868	181	1,405	1,810	0%	3%
Total non-performing assets	$53,069	$53,510	$49,998	$56,233	$69,247	(1)%	(23)%

Performing restructured loans and leases	$6,694	$9,849	$13,072	$9,921	$14,991	(32)%	(55)%
Loans and leases past due 31-89 days	$31,680	$41,326	$30,646	$51,120	$72,047	(23)%	(56)%
Loans and leases past due 31-89 days to total loans and leases	0.14%	0.19%	0.14%	0.23%	0.33%
Non-performing loans and leases to total loans and leases	0.23%	0.24%	0.22%	0.25%	0.31%
Non-performing assets to total assets	0.17%	0.17%	0.17%	0.19%	0.24%

Umpqua Reports Fourth Quarter and Full-Year 2021 Results
January 19, 2022

Umpqua Holdings Corporation
Credit Quality – Allowance for Credit Losses
(Unaudited)
	Quarter Ended					% Change
(Dollars in thousands)	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020	Seq. Quarter	Year over Year
Allowance for credit losses on loans and leases (ACLLL)
Balance, beginning of period	$257,560	$279,887	$311,283	$328,401	$345,049	(8)%	(25)%
(Recapture) provision for credit losses on loans and leases	(1,751)	(16,132)	(17,775)	526	3,104	(89)%	(156)%
Charge-offs	(10,930)	(10,373)	(17,079)	(20,915)	(23,942)	5%	(54)%
Recoveries	3,533	4,178	3,458	3,271	4,190	(15)%	(16)%
Net charge-offs	(7,397)	(6,195)	(13,621)	(17,644)	(19,752)	19%	(63)%
Balance, end of period	$248,412	$257,560	$279,887	$311,283	$328,401	(4)%	(24)%
Reserve for unfunded commitments
Balance, beginning of period	$11,752	$14,539	$19,760	$20,286	$24,306	(19)%	(52)%
Provision (recapture) for credit losses on unfunded commitments	1,015	(2,787)	(5,221)	(526)	(4,020)	(136)%	(125)%
Balance, end of period	12,767	11,752	14,539	19,760	20,286	9%	(37)%
Total Allowance for credit losses (ACL)	$261,179	$269,312	$294,426	$331,043	$348,687	(3)%	(25)%

Net charge-offs to average loans and leases (annualized)	0.13%	0.11%	0.25%	0.33%	0.35%
Recoveries to gross charge-offs	32.32%	40.28%	20.25%	15.64%	17.50%
ACLLL to loans and leases	1.10%	1.17%	1.26%	1.40%	1.51%
ACL to loans and leases	1.16%	1.23%	1.33%	1.49%	1.60%

Umpqua Reports Fourth Quarter and Full-Year 2021 Results
January 19, 2022

Umpqua Holdings Corporation
Credit Quality – Allowance for Credit Losses
(Unaudited)
	Year Ended		% Change
(Dollars in thousands)	Dec 31, 2021	Dec 31, 2020	Year over Year
Allowance for credit losses on loans and leases (ACLLL)
Balance, beginning of period	$328,401	$157,629	108%
Impact of adoption of CECL	—	49,999	nm
Adjusted balance, beginning of period	328,401	207,628	58%
(Recapture) provision for credit losses on loans and leases	(35,132)	191,875	(118)%
Charge-offs	(59,297)	(84,496)	(30)%
Recoveries	14,440	13,394	8%
Net charge-offs	(44,857)	(71,102)	(37)%
Balance, end of period	$248,412	$328,401	(24)%
Reserve for unfunded commitments
Balance, beginning of period	$20,286	$5,106	297%
Impact of adoption of CECL	—	3,238	nm
Adjusted balance, beginning of period	20,286	8,344	143%
(Recapture) provision for credit losses on unfunded commitments	(7,519)	11,942	(163)%
Balance, end of period	12,767	20,286	(37)%
Total Allowance for credit losses (ACL)	$261,179	$348,687	(25)%

Net charge-offs to average loans and leases	0.20%	0.32%
Recoveries to gross charge-offs	24.35%	15.85%
nm = not meaningful

Umpqua Reports Fourth Quarter and Full-Year 2021 Results
January 19, 2022

Umpqua Holdings Corporation
Selected Ratios
(Unaudited)

	Quarter Ended					% Change
	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020	Seq. Quarter	Year over Year
Average Rates:
Yield on loans held for sale	3.18%	3.15%	3.18%	2.75%	3.19%	0.03	(0.01)
Yield on loans and leases	3.94%	4.02%	3.99%	4.02%	4.24%	(0.08)	(0.30)
Yield on taxable investments	1.81%	1.90%	1.87%	1.86%	1.77%	(0.09)	0.04
Yield on tax-exempt investments (1)	2.96%	3.01%	3.02%	3.03%	3.08%	(0.05)	(0.12)
Yield on interest bearing cash and temporary investments	0.15%	0.15%	0.11%	0.10%	0.10%	—	0.05
Total yield on earning assets (1)	3.25%	3.32%	3.35%	3.41%	3.64%	(0.07)	(0.39)

Cost of interest bearing deposits	0.11%	0.13%	0.18%	0.29%	0.38%	(0.02)	(0.27)
Cost of securities sold under agreements
to repurchase and fed funds purchased	0.04%	0.07%	0.06%	0.08%	0.09%	(0.03)	(0.05)
Cost of borrowings	3.19%	1.88%	1.62%	1.33%	1.18%	1.31	2.01
Cost of junior subordinated debentures	3.09%	3.18%	3.30%	3.60%	3.73%	(0.09)	(0.64)
Total cost of interest bearing liabilities	0.18%	0.20%	0.27%	0.38%	0.49%	(0.02)	(0.31)

Net interest spread (1)	3.07%	3.12%	3.08%	3.03%	3.15%	(0.05)	(0.08)
Net interest margin (1)	3.15%	3.21%	3.20%	3.18%	3.35%	(0.06)	(0.20)

Performance Ratios:
Return on average assets	1.13%	1.40%	1.54%	1.49%	2.04%	(0.27)	(0.91)
Return on average tangible assets	1.14%	1.40%	1.55%	1.49%	2.04%	(0.26)	(0.90)
Return on average common equity	12.90%	15.82%	17.25%	16.33%	22.92%	(2.92)	(10.02)
Return on average tangible common equity	12.94%	15.88%	17.33%	16.43%	23.07%	(2.94)	(10.13)
Efficiency ratio – Consolidated	63.10%	59.44%	58.96%	56.74%	58.82%	3.66	4.28
Efficiency ratio – Bank	62.35%	58.54%	58.31%	55.51%	57.77%	3.81	4.58

(1) Tax exempt interest has been adjusted to a taxable equivalent basis using a 21% tax rate.

Umpqua Reports Fourth Quarter and Full-Year 2021 Results
January 19, 2022

Umpqua Holdings Corporation
Selected Ratios
(Unaudited)

	Year Ended		% Change
	Dec 31, 2021	Dec 31, 2020	Year over Year
Average Rates:
Yield on loans held for sale	3.03%	3.49%	(0.46)
Yield on loans and leases	3.99%	4.22%	(0.23)
Yield on taxable investments	1.86%	1.80%	0.06
Yield on tax-exempt investments (1)	3.00%	3.12%	(0.12)
Yield on interest bearing cash and temporary investments	0.13%	0.29%	(0.16)
Total yield on earning assets (1)	3.33%	3.71%	(0.38)

Cost of interest bearing deposits	0.18%	0.65%	(0.47)
Cost of securities sold under agreements
to repurchase and fed funds purchased	0.06%	0.21%	(0.15)
Cost of borrowings	1.45%	1.37%	0.08
Cost of junior subordinated debentures	3.28%	4.67%	(1.39)
Total cost of interest bearing liabilities	0.26%	0.75%	(0.49)

Net interest spread (1)	3.07%	2.96%	0.11
Net interest margin (1)	3.18%	3.23%	(0.05)

Performance Ratios:
Return on average assets	1.39%	(5.22%)	6.61
Return on average tangible assets	1.39%	(5.30%)	6.69
Return on average common equity	15.56%	(51.08%)	66.64
Return on average tangible common equity	15.63%	(60.34%)	75.97
Efficiency ratio – Consolidated	59.53%	196.47%	(136.94)
Efficiency ratio – Bank	58.65%	195.33%	(136.68)

(1) Tax exempt interest has been adjusted to a taxable equivalent basis using a 21% tax rate.

Umpqua Reports Fourth Quarter and Full-Year 2021 Results
January 19, 2022

Umpqua Holdings Corporation Average Balances
(Unaudited)

	Quarter Ended					% Change
(Dollars in thousands)	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020	Seq. Quarter	Year over Year
Temporary investments and interest bearing cash	$3,190,380	$3,224,846	$2,835,474	$2,483,451	$2,066,572	(1)%	54%
Investment securities, taxable	3,681,650	3,436,895	3,210,771	2,945,896	2,850,550	7%	29%
Investment securities, tax-exempt	247,183	245,904	247,282	252,741	245,997	1%	0%
Loans held for sale	366,043	465,805	468,960	703,557	696,688	(21)%	(47)%
Loans and leases	22,098,818	21,864,387	22,040,794	21,692,639	22,138,283	1%	0%
Total interest earning assets	29,584,074	29,237,837	28,803,281	28,078,284	27,998,090	1%	6%
Goodwill and other intangible assets, net	9,491	10,609	12,615	15,598	16,775	(11)%	(43)%
Total assets	30,886,378	30,614,374	30,156,017	29,392,490	29,396,311	1%	5%

Non-interest bearing demand deposits	11,219,766	10,960,686	10,582,197	9,897,749	9,587,081	2%	17%
Interest bearing deposits	15,690,870	15,679,755	15,474,743	15,166,198	15,165,049	0%	3%
Total deposits	26,910,636	26,640,441	26,056,940	25,063,947	24,752,130	1%	9%
Interest bearing liabilities	16,569,585	16,583,803	16,500,106	16,444,694	16,822,808	0%	(2)%

Shareholders’ equity - common	2,717,753	2,709,641	2,700,010	2,674,871	2,615,676	0%	4%
Tangible common equity (1)	2,708,262	2,699,032	2,687,395	2,659,273	2,598,901	0%	4%

Umpqua Holdings Corporation Average Balances
(Unaudited)
	Year Ended		% Change
(Dollars in thousands)	Dec 31, 2021	Dec 31, 2020	Year over Year
Temporary investments and interest bearing cash	$2,936,273	$1,637,440	79%
Investment securities, taxable	3,321,142	2,796,581	19%
Investment securities, tax-exempt	248,256	240,054	3%
Loans held for sale	500,070	588,058	(15)%
Loans and leases	21,925,108	22,082,359	(1)%
Total interest earning assets	28,930,849	27,344,492	6%
Goodwill and other intangible assets, net	12,057	457,550	(97)%
Total assets	30,267,372	29,211,733	4%

Non-interest bearing demand deposits	10,669,531	8,576,436	24%
Interest bearing deposits	15,504,814	15,527,924	0%
Total deposits	26,174,345	24,104,360	9%
Interest bearing liabilities	16,525,052	17,237,888	(4)%

Shareholders’ equity - common	2,700,711	2,982,458	(9)%
Tangible common equity (1)	2,688,654	2,524,908	6%

(1) Average tangible common equity is a non-GAAP financial measure. Average tangible common equity is calculated as average common shareholders’ equity less average goodwill and other intangible assets, net (excluding MSRs).

Umpqua Reports Fourth Quarter and Full-Year 2021 Results
January 19, 2022

Umpqua Holdings Corporation Average Rates and Balances
(Unaudited)
	Quarter Ended
	December 31, 2021			September 30, 2021			December 31, 2020
(Dollars in thousands)	Average Balance	Interest Income or Expense	Average Yields or Rates	Average Balance	Interest Income or Expense	Average Yields or Rates	Average Balance	Interest Income or Expense	Average Yields or Rates
INTEREST-EARNING ASSETS:
Loans held for sale	$366,043	$2,907	3.18%	$465,805	$3,672	3.15%	$696,688	$5,554	3.19%
Loans and leases (1)	22,098,818	218,594	3.94%	21,864,387	220,731	4.02%	22,138,283	235,261	4.24%
Taxable securities	3,681,650	16,668	1.81%	3,436,895	16,315	1.90%	2,850,550	12,610	1.77%
Non-taxable securities (2)	247,183	1,831	2.96%	245,904	1,848	3.01%	245,997	1,893	3.08%
Temporary investments and interest-bearing cash	3,190,380	1,229	0.15%	3,224,846	1,237	0.15%	2,066,572	531	0.10%
Total interest-earning assets	29,584,074	$241,229	3.25%	29,237,837	$243,803	3.32%	27,998,090	$255,849	3.64%
Other assets	1,302,304			1,376,537			1,398,221
Total assets	$30,886,378			$30,614,374			$29,396,311
INTEREST-BEARING LIABILITIES:
Interest-bearing demand deposits	$3,765,212	$524	0.06%	$3,564,040	$468	0.05%	$3,014,292	$448	0.06%
Money market deposits	7,717,844	1,448	0.07%	7,800,144	1,492	0.08%	7,210,906	1,731	0.10%
Savings deposits	2,342,865	206	0.03%	2,284,077	206	0.04%	1,882,866	183	0.04%
Time deposits	1,864,949	2,179	0.46%	2,031,494	2,934	0.57%	3,056,985	12,205	1.59%
Total interest-bearing deposits	15,690,870	4,357	0.11%	15,679,755	5,100	0.13%	15,165,049	14,567	0.38%
Repurchase agreements and federal funds purchased	484,891	48	0.04%	496,822	88	0.07%	388,361	93	0.09%
Borrowings	6,353	51	3.19%	31,500	149	1.88%	934,006	2,765	1.18%
Junior subordinated debentures	387,471	3,019	3.09%	375,726	3,014	3.18%	335,392	3,147	3.73%
Total interest-bearing liabilities	16,569,585	$7,475	0.18%	16,583,803	$8,351	0.20%	16,822,808	$20,572	0.49%
Non-interest-bearing deposits	11,219,766			10,960,686			9,587,081
Other liabilities	379,274			360,244			370,746
Total liabilities	28,168,625			27,904,733			26,780,635
Common equity	2,717,753			2,709,641			2,615,676
Total liabilities and shareholders' equity	$30,886,378			$30,614,374			$29,396,311
NET INTEREST INCOME		$233,754			$235,452			$235,277
NET INTEREST SPREAD			3.07%			3.12%			3.15%
NET INTEREST INCOME TO EARNING ASSETS OR NET INTEREST MARGIN (1), (2)			3.15%			3.21%			3.35%
(1)Non-accrual loans and leases are included in the average balance.
(2)Tax-exempt income has been adjusted to a tax equivalent basis at a 21% tax rate. The amount of such adjustment was an addition to recorded income of approximately $375,000 for the three months ended December 31, 2021 as compared to $377,000 for September 30, 2021 and $370,000 for December 31, 2020.

Umpqua Reports Fourth Quarter and Full-Year 2021 Results
January 19, 2022

Umpqua Holdings Corporation Average Rates and Balances
(Unaudited)
(dollars in thousands)	Year Ended
	December 31, 2021			December 31, 2020
	Average Balance	Interest Income or Expense	Average Yields or Rates	Average Balance	Interest Income or Expense	Average Yields or Rates
INTEREST-EARNING ASSETS:
Loans held for sale	$500,070	$15,149	3.03%	$588,058	$20,509	3.49%
Loans and leases (1)	21,925,108	875,366	3.99%	22,082,359	930,930	4.22%
Taxable securities	3,321,142	61,717	1.86%	2,796,581	50,354	1.80%
Non-taxable securities (2)	248,256	7,458	3.00%	240,054	7,500	3.12%
Temporary investments and interest-bearing cash	2,936,273	3,864	0.13%	1,637,440	4,739	0.29%
Total interest-earning assets	28,930,849	$963,554	3.33%	27,344,492	$1,014,032	3.71%
Other assets	1,336,523			1,867,241
Total assets	$30,267,372			$29,211,733
INTEREST-BEARING LIABILITIES:
Interest-bearing demand deposits	$3,462,035	$1,865	0.05%	$2,754,417	$5,712	0.21%
Money market deposits	7,624,707	5,964	0.08%	7,193,470	19,811	0.28%
Savings deposits	2,200,608	729	0.03%	1,697,353	801	0.05%
Time deposits	2,217,464	18,593	0.84%	3,882,684	73,876	1.90%
Total interest-bearing deposits	15,504,814	27,151	0.18%	15,527,924	100,200	0.65%
Repurchase agreements and federal funds purchased	454,994	280	0.06%	370,091	766	0.21%
Borrowings	195,985	2,838	1.45%	1,014,240	13,921	1.37%
Junior subordinated debentures	369,259	12,127	3.28%	325,633	15,221	4.67%
Total interest-bearing liabilities	16,525,052	$42,396	0.26%	17,237,888	$130,108	0.75%
Non-interest-bearing deposits	10,669,531			8,576,436
Other liabilities	372,078			414,951
Total liabilities	27,566,661			26,229,275
Common equity	2,700,711			2,982,458
Total liabilities and shareholders' equity	$30,267,372			$29,211,733
NET INTEREST INCOME		$921,158			$883,924
NET INTEREST SPREAD			3.07%			2.96%
NET INTEREST INCOME TO EARNING ASSETS OR NET INTEREST MARGIN (1), (2)			3.18%			3.23%
(1)Non-accrual loans and leases are included in the average balance.
(2)Tax-exempt income has been adjusted to a tax equivalent basis at a 21% tax rate. The amount of such adjustment was an addition to recorded income of approximately $1.5 million for the twelve months ended December 31, 2021 as compared to $1.4 million for the same period in 2020.

Umpqua Reports Fourth Quarter and Full-Year 2021 Results
January 19, 2022

Umpqua Holdings Corporation Segments
(Unaudited)
Core Banking	Quarter Ended					% Change
(in thousands)	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020	Seq. Quarter	Year over Year
Net interest income	$231,250	$232,348	$226,915	$217,574	$230,430	0%	0%
(Recapture) provision for credit losses	(736)	(18,919)	(22,996)	—	29	(96)%	nm
Non-interest income
Gain on sale of debt securities, net	4	—	—	4	—	nm	nm
(Loss) gain on equity securities, net	(466)	(343)	4	(706)	(173)	36%	169%
(Loss) gain on swap derivatives, net	(303)	1,429	(4,481)	11,750	3,955	(121)%	(108)%
Change in fair value of certain loans held for investment	(2,672)	3,432	2,782	(510)	—	(178)%	nm
Non-interest income (excluding above items)	42,812	34,849	48,151	32,913	40,921	23%	5%
Total non-interest income	39,375	39,367	46,456	43,451	44,703	0%	(12)%
Non-interest expense
Merger related expenses	15,183	—	—	—	—	nm	nm
Exit and disposal costs	3,022	3,813	4,728	1,200	725	(21)%	317%
Non-interest expense (excluding above items)	150,587	146,931	146,877	145,161	171,634	2%	(12)%
Allocated expenses, net (1)	4,314	3,680	970	(790)	(3,565)	17%	(221)%
Total non-interest expense	173,106	154,424	152,575	145,571	168,794	12%	3%
Income before income taxes	98,255	136,210	143,792	115,454	106,310	(28)%	(8)%
Provision (benefit) for income taxes	24,067	33,945	35,630	28,106	(13,508)	(29)%	(278)%
Net income	$74,188	$102,265	$108,162	$87,348	$119,818	(27)%	(38)%

Effective Tax Rate	24%	25%	25%	24%	(13%)
Efficiency Ratio	64%	57%	56%	56%	61%

Total assets	$30,155,058	$30,419,108	$29,720,182	$29,529,769	$28,438,813	(1)%	6%
Loans held for sale	$—	$—	$—	$—	$78,146	0%	(100)%
Total loans and leases	$22,553,180	$21,969,940	$22,143,739	$22,160,860	$21,779,367	3%	4%
Total deposits	$26,370,568	$26,510,938	$25,820,776	$25,425,339	$24,200,012	(1)%	9%

Key Rates, end of period:
10 year CMT	1.52%	1.52%	1.45%	1.74%	0.93%
FHLMC 30 year fixed	3.11%	3.01%	2.98%	3.18%	2.67%
nm = not meaningful
(1) Represents the internal charge of centrally provided support services and other corporate overhead to the Mortgage Banking segment.

Umpqua Reports Fourth Quarter and Full-Year 2021 Results
January 19, 2022

Umpqua Holdings Corporation Segments - Continued
(Unaudited)
Mortgage Banking	Quarter Ended					% Change
(in thousands)	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020	Seq. Quarter	Year over Year
Net interest income	$2,129	$2,726	$2,848	$3,857	$4,477	(22)%	(52)%
Provision for credit losses	—	—	—	—	—	nm	nm
Non-interest income
Residential mortgage banking revenue:
Origination and sale	23,624	30,293	41,367	62,505	83,388	(22)%	(72)%
Servicing	9,457	9,172	9,120	9,087	9,497	3%	0%
Change in fair value of MSR asset:
Changes due to collection/realization of expected cash flows over time	(5,311)	(4,681)	(4,366)	(4,545)	(4,431)	13%	20%
Changes due to valuation inputs or assumptions	15,415	(634)	(1,678)	(2,014)	(9,426)	nm	(264)%
Non-interest income (excluding above items)	178	188	176	316	229	(5)%	(22)%
Total non-interest income	43,363	34,338	44,619	65,349	79,257	26%	(45)%
Non-interest expense
Non-interest expense	30,919	33,009	37,795	41,231	38,953	(6)%	(21)%
Allocated expenses, net (1)	(4,314)	(3,680)	(970)	790	3,565	17%	(221)%
Total non-interest expense	26,605	29,329	36,825	42,021	42,518	(9)%	(37)%
Income before income taxes	18,887	7,735	10,642	27,185	41,216	144%	(54)%
Provision for income taxes	4,721	1,934	2,661	6,796	10,304	144%	(54)%
Net income	$14,166	$5,801	$7,981	$20,389	$30,912	144%	(54)%

Effective Tax Rate	25%	25%	25%	25%	25%
Efficiency Ratio	58%	79%	78%	61%	51%

Total assets	$485,878	$472,371	$564,783	$506,911	$796,362	3%	(39)%
Loans held for sale	$353,105	$352,466	$429,052	$376,481	$688,079	0%	(49)%
Total deposits	$224,117	$397,459	$332,777	$461,494	$422,189	(44)%	(47)%

LHFS Production Statistics:
Closed loan volume for-sale	$871,268	$987,281	$1,253,023	$1,635,532	$1,769,432	(12)%	(51)%
Gain on sale margin	2.71%	3.07%	3.30%	3.82%	4.71%
Direct LHFS expense	$18,150	$19,958	$25,459	$31,151	$33,210	(9)%	(45)%
Direct LHFS expenses as % of volume	2.08%	2.02%	2.03%	1.90%	1.88%

MSR Statistics:
Residential mortgage loans serviced for others	$12,755,671	$12,853,291	$12,897,032	$13,030,467	$13,026,720	(1)%	(2)%
MSR, net	$123,615	$105,834	$102,699	$100,413	$92,907	17%	33%
MSR as % of serviced portfolio	0.97%	0.82%	0.80%	0.77%	0.71%

Key Rates, end of period:
10 year CMT	1.52%	1.52%	1.45%	1.74%	0.93%
FHLMC 30 year fixed	3.11%	3.01%	2.98%	3.18%	2.67%
nm = not meaningful
(1) Represents the internal charge of centrally provided support services and other corporate overhead to the Mortgage Banking segment, partially offset by allocations from the Mortgage Banking segment to Core Banking for new portfolio loan originations and portfolio servicing costs.

Umpqua Reports Fourth Quarter and Full-Year 2021 Results
January 19, 2022

Umpqua Holdings Corporation Segments
(Unaudited)
(in thousands)	Core Banking			Mortgage Banking
	Year Ended		% Change	Year Ended		% Change
	Dec 31, 2021	Dec 31, 2020	Year over Year	Dec 31, 2021	Dec 31, 2020	Year over Year
Net interest income	$908,087	$866,996	5%	$11,560	$15,523	(26)%
(Recapture) provision for credit losses	(42,651)	204,861	(121)%	—	—	nm
Non-interest income
Residential mortgage banking revenue:
Origination and sale	—	—	nm	157,789	308,219	(49)%
Servicing	—	—	nm	36,836	35,706	3%
Change in fair value of MSR asset:
Changes due to collection/realization of expected cash flows over time	—	—	nm	(18,903)	(19,680)	(4)%
Changes due to valuation inputs or assumptions	—	—	nm	11,089	(53,423)	(121)%
Gain on sale of debt securities, net	8	190	(96)%	—	—	nm
(Loss) gain on equity securities, net	(1,511)	769	(296)%	—	—	nm
Gain (loss) on swap derivatives, net	8,395	(9,409)	(189)%	—	—	nm
Change in fair value of certain loans held for investment	3,032	—	nm	—	—	nm
Non-interest income (excluding above items)	158,725	148,884	7%	858	753	14%
Total non-interest income	168,649	140,434	20%	187,669	271,575	(31)%
Non-interest expense
Goodwill Impairment	—	1,784,936	(100)%	—	—	nm
Merger related expenses	15,183	—	nm	—	—	nm
Exit and disposal costs	12,763	2,589	393%	—	—	nm
Non-interest expense (excluding above items)	589,556	609,497	(3)%	142,954	149,065	(4)%
Allocated expenses, net (1)	8,174	(11,557)	(171)%	(8,174)	11,557	(171)%
Total non-interest expense	625,676	2,385,465	(74)%	134,780	160,622	(16)%
Income (loss) before income taxes	493,711	(1,582,896)	(131)%	64,449	126,476	(49)%
Provision for income taxes	121,748	35,381	244%	16,112	31,619	(49)%
Net income (loss)	$371,963	$(1,618,277)	(123)%	$48,337	$94,857	(49)%

Effective Tax Rate	25%	(2)%		25%	25%
Efficiency Ratio	58%	237%		68%	56%

LHFS Production Statistics:
Closed loan volume for-sale				$4,747,104	$6,666,500	(29)%
Gain on sale margin				3.32%	4.62%
Direct LHFS expense				$94,718	$126,990	(25)%
Direct LHFS expenses as % of volume				2.00%	1.90%
nm = not meaningful
(1) Represents the internal charge of centrally provided support services and other corporate overhead to the Mortgage Banking segment, partially offset by allocations from the Mortgage Banking segment to Core Banking for new portfolio loan originations and portfolio servicing costs.
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